As filed with the Securities and Exchange Commission on July 2, 2012

Registration No. 333-86913

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABOVENET, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-3168327
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

360 Hamilton Avenue

White Plain, New York 10601

(914) 421-6700

(Address of Principal Executive Offices)

Robert Sokota

Senior Vice President and General Counsel

AboveNet, Inc.

360 Hamilton Avenue

White Plains, NY 10601

(914) 421-6700

(Name and address of agent for service)

Copy to:

Scott Kaufman

Wiggin and Dana LLP

450 Lexington Avenue

New York, NY 10017

(212) 490-1700

Not Applicable

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment, filed by AboveNet, Inc., a Delaware corporation (the “Company”), deregisters all securities registered for issuance under the Registration Statement on Form S-3, File No. 333-86913, which was filed with the Securities and Exchange Commission on September 10, 1999 (the “Registration Statement”).

Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 18, 2012, by and among the Company, Zayo Group, LLC (“Parent”) and Voila Sub, Inc. (the “Merger Agreement”), Voila Sub, Inc. will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). In connection with the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. Accordingly, and in accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement which were unsold as of the filing hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to the Registration Statement and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York on this 2nd day of July, 2012.

ABOVENET, INC.

By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: July 2, 2012	By:	/s/ William G. LaPerch
William G. LaPerch President, Chief Executive Officer and Director (Principal Executive Officer)

Date: July 2, 2012	By:	/s/ Joseph P. Ciavarella
Joseph P. Ciavarella Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: July 2, 2012	By:	/s/ Jeffrey A. Brodsky
Jeffrey A. Brodsky Director

Date: July 2, 2012	By:	/s/ Michael J. Embler
Michael J. Embler Director

Date: July 2, 2012	By:	/s/ Richard Postma
Richard Postma Director

Date: July 2, 2012	By:	/s/ Richard Shorten, Jr.
Richard Shorten, Jr. Director

Date: July 2, 2012	By:	/s/ Stuart Subotnick
Stuart Subotnick Director